UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2012

STERIS Corporation

(Exact Name of Registrant as Specified in Charter)

Ohio	1-14643	34-1482024
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5960 Heisley Road, Mentor, Ohio		44060-1834
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (440) 354-2600

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

On December 4, 2012, the Company entered into various Note Purchase Agreements with seventeen institutional investors, providing for the private issuance and sale by the Company of $200 million in aggregate principal amount of the Company’s Series A Senior Notes (the “Senior Notes”). Under the terms of the Note Purchase Agreements, $100 million of the Senior Notes were issued and purchased on December 4, 2012, and the remaining $100 million will be issued and purchased in early February, 2013 in a deferred take down. The Company’s obligations under the Note Purchase Agreements and the Senior Notes are unsecured but guaranteed by certain of the Company’s domestic subsidiaries. The net proceeds of the sales will be used for general corporate purposes, including the repayment of debt.

The Senior Notes have maturities of 10, 12 and 15 years. Details are as follows:

Series	Aggregate Principal Amount	Interest Rate	Maturity Date	Issue Date
A-1A	$47.5 million	3.20%	12/4/22	12/4/12
A-2A	$40.0 million	3.35%	12/4/24	12/4/12
A-3A	$12.5 million	3.55%	12/4/27	12/4/12
A-1B	$47.5 million	3.20%	12/4/22	2/–/13
A-2B	$40.0 million	3.35%	12/4/24	2/–/13
A-3B	$12.5 million	3.55%	12/4/27	2/–/13

The weighted average maturity and interest rates of the Senior Notes are approximately 11.3 years and 3.3%, respectively.

The Senior Notes are payable in full together with accrued and unpaid interest at their specified maturities or are payable in whole or in part on such earlier dates as may be required or permitted by the terms of the Note Purchase Agreements. Interest on the Senior Notes is payable in arrears, beginning in June, 2013 and every 6 months thereafter. Depending on the circumstances, a prepayment penalty may be payable for prepayments made prior to stated maturity.

The Note Purchase Agreements contain customary representations and warranties and covenants, including restrictions on liens, limitations on dispositions, and indebtedness limitations. The Note Purchase Agreements also contain customary events of default, which include payment and other covenant defaults, breaches of representations and warranties, certain defaults in respect of other material indebtedness and certain ERISA defaults or failures to pay money judgments. Upon the occurrence of any of these events the Company’s payment obligations under the Senior Notes could be accelerated.

Certain of the Senior Note purchasers also hold notes issued by the Company in 2003 and 2008 private placements.

The above description of the Note Purchase Agreements does not purport to be complete and is intended as a summary of select provisions.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERIS CORPORATION

By:	/s/ Michael J. Tokich
Michael J. Tokich Senior Vice President and Chief Financial Officer

Date: December 5, 2012

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